Exhibit 99.1

LETTER OF TRANSMITTAL

This letter of transmittal (this “Letter of Transmittal”), together with the exchange forms attached hereto (each, an “Exchange Form,”), relate to the offer to deliver (the “U.S. Exchange Offer”), commencing on                     , 2014, ordinary shares of Euronav NV (the “Company”) that have been registered (the “Exchange Shares”) under the United States Securities Act of 1933, as amended (the “Securities Act”) in exchange for an equivalent number of ordinary shares previously sold in offshore transactions to non-U.S. persons (the “Original Shares”) pursuant to a prospectus dated                     , 2014 (the “Prospectus”). The Company has appointed KBC Securities NV as its exchange agent and information agent (the “Exchange Agent”) to assist with the dissemination and collection of information to and from the Company’s shareholders in connection with this U.S. Exchange Offer.

Purpose and Effect of this U.S. Exchange Offer

General

The Company sold the Original Shares in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended, and in the United States to “qualified institutional buyers” as defined in, and in reliance on, Rule 144A. The Original Shares consist of all of the Company’s issued and outstanding ordinary shares as of                      (not including the ordinary shares held by affiliates of ours). The Original Shares currently trade on Euronext Brussels, under the symbol “EURN.” The Original Shares, which are considered dematerialized shares under Belgian law, are registered in the name of Euroclear Belgium (“Euroclear”), and the beneficial owners of such dematerialized Original Shares hold their Original Shares through Euroclear. The Original Shares, which are considered registered shares under Belgian law, are registered in the Company’s share register in the name of the respective beneficial owners.

The Original Shares are listed and eligible for trading on Euronext Brussels. The Exchange Shares will be registered under the Securities Act and will be listed and eligible for trading on the NYSE. While the Original Shares will continue to be listed and eligible for trading on Euronext Brussels, they will not be eligible for trading on the NYSE. Only the Exchange Shares (and such other shares formatted for trading on the NYSE) will be deliverable in settlement of trades effected on the NYSE, and only the Original Shares will be deliverable in settlement of trades effected on Euronext Brussels. Both the Exchange Shares and the Original Shares will be listed on both the NYSE and Euronext Brussels but will be reflected on separate components of the Company’s share register, the United States component (the “U.S. Register”) maintained by Computershare Trust Company N.A. (“Computershare”), and the Belgian component (the “Belgian Register”) maintained by Euroclear.

The purpose of the U.S. Exchange Offer is to provide holders of Original Shares with the ability to reposition their shares into Exchange Shares, which are reflected on the U.S. Register and eligible for trading on the NYSE. For Belgian law purposes, the U.S. Exchange Offer is a “Corporate Action” and does not qualify as a public offer.

Consequences of Failure to Exchange

Following the completion of the U.S. Exchange Offer, holders of Original Shares that are not tendered or that are tendered but not accepted by the Company may resell Original Shares only if an exemption from registration under the Securities Act and applicable state securities laws is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act.

Based on interpretations of the staff of the Securities and Exchange Commission (the “SEC”) that did not involve the Company its affiliates, Exchange Shares delivered pursuant to this U.S. Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the Exchange Shares in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the Exchange Shares to be acquired in this U.S. Exchange Offer. Any holder who tenders in this U.S. Exchange Offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the Exchange Shares (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Participation in the U.S. Exchange Offer

If you hold your shares through an account reflected on the Company’s Belgian Register, to participate in the U.S. Exchange Offer, you must provide your signed Letter of Transmittal together with a properly completed and signed Exchange Form (Exchange Form for repositioning Original Shares reflected on the Belgian Register), which is attached hereto as Exhibit A, to the Exchange Agent at the address below.

If you hold your shares through a direct registration with the Company, to participate in the U.S. Exchange Offer, you must provide your signed Letter of Transmittal together with a properly completed and signed Exchange Form (Exchange Form for repositioning of Original Shares held in direct registration pursuant to the U.S. Exchange Offer), which is attached hereto as Exhibit B, to the Exchange Agent at the address below.

To participate in the U.S. Exchange Offer, please provide your executed Letter of Transmittal and applicable Exchange Form, which may be emailed, sent by post, or delivered to the Exchange Agent, as follows:

KBC Securities NV

Havenlaan 12 Avenue du Port

B-1080 Brussels

Belgium

Middle Office (Attn: Francis Gens)

Telephone number for professional investors: +32 2 429 3712

Telephone number for retail investors: +32 3 283 2970

E-mail: francis.gens@kbcsecurities.be

Receiving Exchange Shares through your DTC-Participating Broker

You may elect to receive the Exchange Shares through your DTC-participating Broker by providing your Broker’s Depository Trust Company (DTC) Participant Account Number, firm name, and participant contact details in the space provided on the applicable Exchange Form. By signing and delivering this Letter of Transmittal and the applicable Exchange Form, you hereby instruct the Company and its agents to cause the Exchange Shares to be credited the DTC Participant Account Number set forth on your applicable Exchange Form.

In order for the Exchange Shares to be credited to your account, you must instruct your Broker Representative at your Broker to receive the Exchange Shares on the settlement date, which is expected to be promptly following the sixth business day after the Expiration Date of the U.S. Exchange Offer, from Computershare Trust Company N.A., the Company’s U.S. Transfer Agent and Registrar (“Computershare”) in accordance with its standard settlement procedures.

UNSETTLED TRANSACTIONS: For transactions that have not been settled through a customer brokerage account within 10 business days, Computershare will deliver the Exchange Shares through a DRS Account in your name established for the purpose of facilitating delivery of the Exchange Shares.

Receiving Exchange Shares through a Direct Registration System Account

If you do not have an account with a DTC participant, you may elect to receive the Exchange Shares through a Direct Registration System (DRS) Account at Computershare. The Direct Registration System is a method of recording shares of stock electronically in book-entry form. To receive your Exchange Shares in DRS, you must provide your name and address in the space provided on the applicable Exchange Form.

If you elect to hold your Exchange Shares in DRS, you will receive an account statement from Computershare. In the future, you will be able to transfer your shares from DRS to an account at a DTC Participant if you choose. In order to take further actions with respect to shares held in DRS, you will need to contact Computershare as follows:

Shareholder Services – United States	800-962-4284 (toll free)

Shareholder Services – International	+1 (781) 575-3120

Regular Mail Delivery	Computershare Investor Services P.O. Box 43070 Providence, RI, 02940-3070

EXPIRATION DATE: The U.S. Exchange Offer expires at 5:00 p.m., New York City time (11:00 p.m. Belgium time), on                     , 2014, unless extended as described in the Prospectus (as extended, the “Expiration Date”). All Letters of Transmittal, including the applicable Exchange Form, must be completed, signed and returned within the deadline.

CERTAIN INFORMATION ABOUT THE U.S. EXCHANGE OFFER:

Difference in Dividend Rights

By tendering your Original Shares in the U.S. Exchange Offer, you will receive Exchange Shares. During the 90 day period (the “Transition Period”) commencing on the closing date of the Company’s concurrent underwritten public offering (the “Underwritten Public Offering”), the ordinary shares offered in the Underwritten Public Offering, together with the Exchange Shares, and the existing ordinary shares issued in Belgium (including the Original Shares), which are currently trading on Euronext Brussels, will have different dividend rights. If a dividend is declared during the Transition Period, holders of ordinary shares issued in the Underwritten Public Offering and the Exchange Shares would be entitled to receive dividends based only upon the earnings from the Company’s operations from and after the date of issuance or delivery (as the case may be) of such ordinary shares, while holders of existing ordinary shares would be entitled to receive dividends based upon the Company’s earnings from and after the date of issuance of the ordinary shares and for all prior periods. Upon the expiration of the Transition Period, (i) the ordinary shares issued in the Underwritten Public Offering and the Exchange Shares shall immediately have the same dividend rights as the Company’s ordinary shares issued in Belgium (including the Original Shares) and (ii) all of the Company’s outstanding ordinary shares (including the Original Shares, the Exchange Shares and the shares issued in the Underwritten Public Offering) shall have the same rights and privileges in all respects.

Trading on Euronext Brussels

In addition, shareholders who elect to tender their Original Shares will not be able to reposition their shares to Belgian Register, including for trading on Euronext Brussels, until the Transition Period has expired.

Withdrawal Rights

You may withdraw your tender of Original Shares at any time prior to the Expiration Date. For a withdrawal of tendered Original Shares to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address above prior to the Expiration Date.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the Original Shares to be withdrawn;

•	identify the Original Shares to be withdrawn; and

•	be signed by the holder of such Original Shares in the same manner as the original signature on the letter of transmittal by which such Original Shares were tendered, or be accompanied by (i) documents of transfer sufficient to have our transfer agent register the transfer of the Original Shares into the name of the person withdrawing such Original Shares, and (ii) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder.

All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Original Shares withdrawn will be considered not to have been validly tendered for exchange for the purposes of the U.S. Exchange Offer. Any Original Shares that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the U.S. Exchange Offer. Properly withdrawn Original Shares may be re-tendered by following the procedures described herein at any time on or prior to the Expiration Date.

Miscellaneous

Under the terms of the U.S. Exchange Offer, you will not be able to sell, pledge or otherwise encumber or transfer to another account the Original Shares that are covered by this Letter of Transmittal and accompanying Exchange Form until such shares are repositioned on the U.S. Register following the expiration of the U.S. Exchange Offer.

You will be responsible for any and all fees charged by your bank or brokerage when you receive the Exchange Shares.

The U.S. Exchange Offer cannot be accepted in any jurisdictions in which the making of the U.S. Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdictions.

The U.S. Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption “The Exchange Offer—Conditions of the Exchange Offer.” As a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Original Shares tendered hereby and, in such event, the Original Shares not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the U.S. Exchange Offer. In addition, the Company may amend the U.S. Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under “The Exchange Offer—Conditions of the Exchange Offer” occur. In the event of any material change in the U.S. Exchange Offer, including the waiver of a material condition of the U.S. Exchange Offer, the offer period will be extended for at least five business days following notice of the material change.

Tenders of Original Shares pursuant to any one of the procedures described in the Prospectus will, upon the Company’s acceptance for exchange of such tendered Original Shares, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the U.S. Exchange Offer. Under the circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Original Shares.

The Company will treat the delivery of this signed Letter of Transmittal and the accompanying Exchange Form as an “execution only” instruction from the shareholder to exchange his/her shares under the U.S. Exchange Offer, since the Company is not in the position to determine whether the acceptance and exchange of shares is suitable or not for the shareholder.

To the Company:

1.	I/we irrevocably accept the offer to exchange my/our Original Shares for Exchange Shares in accordance with the terms and conditions set out in the Prospectus, this Letter of Transmittal and the accompanying Exchange Form (which together, as amended, supplemented or modified from time to time, constitute the “U.S. Exchange Offer”).

2.	I/we accept the U.S. Exchange Offer for the number of my/our Original Shares stated on the attached Exchange Form.

3.	The Company is irrevocably authorized, subject to the withdrawal rights described below, to block the Original Shares from being sold, transferred or otherwise disposed of until such shares have been repositioned on the Company’s U.S. Register following the expiration of the U.S. Exchange Offer.

4.	The Company is irrevocably authorized, subject to the withdrawal rights described below, to tender the Original Shares in exchange for the Exchange Shares. Upon the terms and subject to the conditions of the U.S. Exchange Offer (and if the U.S. Exchange Offer is extended or amended, the terms of any such extension or amendment), effective upon acceptance for the Original Shares tendered herewith, the undersigned appoints the Company as the true and lawful agent and attorney-in-fact of such holder of Original Shares with respect to such Original Shares, with full power of substitution, to (i) delete the beneficial ownership interest in the Original Shares reflected on the Belgian Register or through direct registration with the Company and (ii) cause Computershare to deliver the Exchange Shares in the form chosen in the Exchange Form, all in accordance with the terms of the U.S. Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

5.	The Original Shares will be exchanged free of any encumbrances or other third-party rights whatsoever and with all shareholder rights attached to them. I/we acknowledge that this acceptance will only be regarded as valid if any third party with registered encumbrances or other third-party rights over the above-mentioned Original Shares has approved by signing this Letter of Transmittal and the accompanying Exchange Form that the Original Shares may be exchanged free of any encumbrances or other third-party rights with Exchange Shares. The undersigned represents and warrants that it has full power and authority to tender and exchange the Original Shares and to receive Exchange Shares upon the exchange of such tendered Original Shares, and that, when the same are accepted for exchange, the tendered Original Shares will be good and unencumbered, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the tendered Original Shares.

6.	By tendering Original Shares and executing this Letter of Transmittal and accompanying Exchange Form, the undersigned represents that (1) the Exchange Shares received pursuant to the U.S. Exchange Offer will be, and the Original Shares being tendered were, acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Shares, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Shares, (4) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive Exchange Shares for its own account in exchange for Original Shares that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Shares to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Shares, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

7.	Any holder of Original Shares using the U.S. Exchange Offer to participate in a distribution of the Exchange Shares (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988) or similar interpretive letters and (ii) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

8.	All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Original Shares may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal. You may withdraw your tender of Original Shares at any time prior to the Expiration Date.

9.

For a withdrawal of tendered Original Shares to be effective, a written notice of withdrawal must be received by the Exchange Agent, at its address or by email, as set forth above, prior to the Expiration Date. Any such notice of withdrawal must: (i) specify the name of the person who tendered the Original Shares to be withdrawn; (ii) identify the Original Shares to be withdrawn; and (iii) be signed by the holder of such Original Shares in the same manner as the original signature on the Letter of Transmittal and accompanying Exchange Form by which such Original Shares were tendered or be accompanied by (i) the documents required by the Company to unblock the Original Shares and (ii) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder.

10.	All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by the Company, and our determination shall be final and binding on all parties. Any Original Shares withdrawn will be considered not to have been validly tendered for exchange for the purposes of the U.S. Exchange Offer. Any Original Shares that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the U.S. Exchange Offer. Properly withdrawn Original Shares may be re-tendered at any time on or prior to the Expiration Date.

11.	I/we accept that all personal and other data collected for the purpose of repositioning my/our Original Shares into Exchange Shares will be passed on to and processed by the Company, Euroclear and Computershare (as applicable).

Place	Date	Binding Signature*	Telephone

*	If signed by power of attorney, the power of attorney (and with respect to companies, Certificate of Registration or similar documentation) shall be enclosed.
*	If signed by a person with signatory right, Certificate of Registration or similar documentation shall be enclosed.
*	When you return the completed and signed Letter of Transmittal together with the applicable Exchange Form please be sure to include all of the pages to those documents.

EXHIBIT A

Euronav Exchange Form

For Repositioning of Original Shares held in the Company’s Belgian Register pursuant to the U.S. Exchange Offer

Section A

Issuer Name:	Euronav

CUSIP:	B38564 124

No of Shares:

Reference No : (Please leave blank to be completed by Euronav):

Section B Shares to be debited off the Belgium Register:

Euroclear Client Name:

Euroclear account to be debited:

Holder Name:

Holder Address:

Section C -Instructions to Computershare

Shares to be credited onto the United States Register

Are the shares to be held in DTC?

    Yes*

If Yes, US Broker/Participant Firm Name:

DTC Participant No.:

DTC Participant Contact Name:

Securityholder’s account number at US brokerage firm/DTC participant:

DTC Participant Phone No.:                                                   DTC Participant email:

* Note: if delivery to a DTC broker/participant is unsuccessful after 10 business days, a Direct Registration System (DRS) statement will be issued and mailed to the holder name and address indicated in Section B.

    No

If No, a Direct Registration System (DRS) statement will be issued and mailed to the holder name and address indicated in Section B:

Client Signatures:	Euronav Signatures:

The undersigned shareholder represents, warrants and acknowledges that all personal and other data collected for the purpose of repositioning its Original Shares into Exchange Shares may be passed on to and processed by the Company, Euroclear and Computershare (as applicable) and that Euroclear may not provide the personal data protection applicable in the European Union.

EXHIBIT B

Euronav Exchange form

For Repositioning of Original Shares held in direct registration on the Belgium Register pursuant to the U.S. Exchange Offer

Section A

Issuer Name:	Euronav

CUSIP:	B38564 124

No of Shares:

Reference No : (Please leave blank to be completed by Euronav):

Section B

Shares to be debited off the Belgium Register:

ID of the holder:

Name of the holder:

Address of the holder:

Section C -Instructions to Computershare

Shares to be credited onto the United States Register:

Are the shares to be held in DTC?

    Yes*

If Yes, US Broker/Participant Firm Name:

DTC Participant No.:

DTC Participant Contact Name:

Securityholder’s account number at US brokerage firm/DTC participant:

DTC Participant Phone No.:                                                   DTC Participant email:

* Note: if delivery to a DTC broker/participant is unsuccessful after 10 business days, a Direct Registration System (DRS) statement will be issued and mailed to the holder name and address indicated in Section B.

    No

If No, a Direct Registration System (DRS) statement will be issued and mailed to the name and address of the holder noted in Section B.

Issuer Signatures:	Euronav Signatures:

The undersigned shareholder represents, warrants and acknowledges that all personal and other data collected for the purpose of repositioning its Original Shares into Exchange Shares may be passed on to and processed by the Company, Euroclear and Computershare (as applicable) and that Euroclear may not provide the personal data protection applicable in the European Union.